LOAN AGREEMENT

         This Agreement is entered into effective as of the 6th day of March, 2006, between MICROCOR, INC., a Utah corporation ("Borrower"), and WESCOR, INC., a Utah corporation ("Lender").

         WHEREAS, Borrower has requested that Lender advance certain funds to or on behalf of Borrower, specifically detailed as follows:

                  a.  Borrower  is  the  owner,   by  assignment  from  InMedica
         Development Corporation, a Utah corporation ("InMedica") of a method for measuring hematocrit non-invasively (without drawing blood) which includes four (4) patents from the U.S. Patent and Trademark Office, including a patent entitled "Method and Apparatus for Non-Invasively Determining Hematocrit" issued by the U.S. Patent and Trademark Office, on June 18, 1996, as Patent No. 5,526,808 with a term of 17 years; two additional patents, 5,642,734 and 6,128,518 which claim priority from October 4, 1990. Borrower has also received a first office action notice of allowance on a fourth patent, "System and Method for Invivo Hematocrit Measurement Using Impedance and Pressure Plethysmography" which Borrower expects to be issued shortly. The methods and procedures to measure hematocrit non-invasively, including without limitation, the patents and technologies incorporated in the patents and patent applications described above and the development work pursued by InMedica and Chi Lin Technology Co. Ltd. ("Chi Lin") all of which has been assigned and transferred by Chi Lin and InMedica to Borrower are collectively referred to herein as the "Hematocrit Technology."

                  b. Pursuant to that certain Joint Development Agreement among Lender, Borrower, InMedica and Chi Lin (the "Development Agreement") Borrower, as the assignee of the Hematocrit Technology from InMedica, is required to pay certain minimum royalties to InMedica (the "Minimum Royalties").

                  c. Lender has agreed to loan to Borrower during the months of March, 2006 through February, 2007 an amount of up to $ 6,667 per month, up to a total amount of $80,004, in order to allow Borrower to pay a portion of the Minimum Royalties (the "Minimum Royalty Advances").

         WHEREAS, Lender is willing to loan the Minimum Royalty Advances to Borrower subject to the terms and conditions of this Loan Agreement. In exchange therefore, Borrower is willing to execute and deliver to Lender a Note in the form of Exhibit "A" attached hereto and incorporated herein by this reference (the "Minimum Royalty Advance Note") and to grant to Lender certain security interests and otherwise comply with the terms of this Loan Agreement.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

SECTION 1.        DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Business Day" shall mean a day other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of Utah.

         "Collateral" shall mean an assignment and security interest granted to Lender by Borrower covering 20% of all proceeds received by Borrower in the future from any commercial use of the Hematocrit Technology or proceeds of any license or investment by any party other than the participants in the Joint Development Agreement; provided however that such proceeds shall in no event exceed the total amount owing to Lender pursuant to the secured Note;.

         "Conversion Events" shall have the meaning set forth in Section 6.1.

         "Conversion Price" shall have the meaning set forth in Section 6.2.

         "Effective Date" shall be the date hereof.

         "Event of Default" shall mean any of the events specified in Section 7 hereof, provided that there has been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act.

         "Interest Rate" shall mean the rate of interest to accrue on the Note, which rate shall be equal to Two (2) points above the Prime Rate.

         "Loan" shall mean the advance of funds to Borrower pursuant to the terms of this Agreement and represented by the Notes.

         "Loan Documentation" shall mean the following documents executed in connection with this transaction: (a) this Agreement; (b) the Note; (c) the Security Agreement; (d) other documentation delivered by Borrower or Lender pursuant to this Agreement and signed by the party against whom the document is intended to be enforced.

         "Note" shall mean the Minimum Royalty Advance Note which shall be convertible, upon the occurrence of certain events described herein, at the option of Lender, into shares of Borrower's common stock based upon the amount owing on the particular Note or Notes at the time of conversion, including principal, accrued interest and penalties at a conversion price set forth herein.

         "Obligations" shall mean the principal and the interest on the Notes, and all other liabilities of Borrower (including liabilities for fees, expenses and charges) now or hereafter arising under or out of the Loan Documentation.

         "Prime Rate" shall mean an annual rate of interest equal to the prime rate published on a daily basis in the Wall Street Journal, which rate is subject to change from time to time.

         "Security Agreement" shall mean the Assignment and Security Agreement attached hereto as Exhibit "B."

         "Termination Date" shall be March 6, 2008, being the date under the Loan Documentation when all unpaid principal and accrued interest shall be due and payable.

         1.2 Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in any Note, certificate, report or other document made or delivered pursuant to this Agreement, unless the context otherwise requires.

SECTION 2.        AMOUNT AND TERMS OF LOAN

         2.1 Loan Commitment. Subject to the terms and conditions of this Agreement, Lender has agreed to extend credit to Borrower for the Minimum Royalty Advances, as provided in the Minimum Royalty Advance Note and subject to the terms and conditions of this Agreement.

         2.2 Promissory Notes. The Loan made pursuant to subsection 2.1 of this Agreement shall be evidenced by the Note.

         2.3 Minimum Payments. As provided in the Note, at such time and from time to time as Borrower shall have generated revenues in excess of working capital needs ("Excess Revenues"), as determined by Borrower's board of directors, on which Lender shall have a representative, Borrower shall pay any such Excess Revenues to Lender as payments toward the amounts owing on the Loan.

         2.4 Voluntary Prepayment. Borrower may at its option at any time or from time to time prepay the Notes in whole without penalty or premium.

         2.5 Payments. All payments (including prepayments) by Borrower on account of principal and interest shall be made to Wescor, Inc., 459 South Main, Logan, Utah 84321.

         2.6 Computation of Interest. Interest shall be calculated on the basis of actual days elapsed and a year of three hundred sixty five days (365) days. Any change in the interest rate on the Notes resulting from a change in the Prime Rate shall become effective as of the opening of the same Business Day that such change in Prime Rate is announced. Lender is under no obligation to notify Borrower of such change.

         2.7 Use of Proceeds. The proceeds of the Loans shall be utilized by Borrower to apply against the Minimum Royalties as described in the recitals above.

SECTION 3.        SECURITY

         3.1 Collateral Security. As collateral for the payment and performance by Borrower of all of the obligations of Borrower contained in this Agreement and the Note, Borrower shall grant and convey to Lender a lien and security interest in the Collateral. Borrower agrees to execute and deliver to Lender the Security Agreement.

         3.2 Other Documentation. Borrower agrees to execute any security agreements, financing statements or equivalent security or lien instruments and any continuation statements that Lender may reasonably require and further agrees to cause the same to be duly recorded and filed whenever Lender may reasonably direct.

         3.3 Obligations Secured. The security interest herein granted to Lender by Borrower shall secure all Obligations of Borrower hereunder to Lender, including all covenants to be performed by Borrower under the Loan Documentation, and the repayment of all funds advanced to Borrower from time to time, including future advances, together with all accrued interest, costs and other fees and expenses properly chargeable to Borrower hereunder. All such advances shall be deemed to be a Loan or Loans to Borrower, whether or not evidenced by instruments or documents other than this Agreement or by the records of Lender.

SECTION 4.        CONDITIONS OF LOAN

         4.1 Conditions of Loan. Lender shall not be required to advance any amounts of the Loan unless:

                  (a) Borrower shall have supplied to Lender the following:

                           (i)      The executed Loan Documentation;

                           (ii)  Original  documents   reasonably  requested  by
Lender.

                  (b) Borrower is in compliance with all the terms and provisions set forth herein on its part to be observed or performed and no Event of Default as specified herein nor any event which upon notice or lapse of time or both or upon the further happening of any condition, event or act would constitute such an Event of Default shall have occurred and be continuing at the time of the Loan.

                  (c) No material, adverse change has occurred in the condition of Borrower or in the condition of the Collateral.

Making of the Loan under subsection 2.1 shall constitute a representation by Borrower that the foregoing conditions (a) through (c) have been satisfied.

         4.2 Consents to Assignment. Borrower shall deliver to Lender notifications and acknowledgments (if required) with respect to the assignments and security interests granted unto Lender by the terms of the Security Agreement.


SECTION 5.        AFFIRMATIVE COVENANTS

         Borrower covenants and agrees as hereinafter set forth that, except with the prior written consent of Lender, so long as the Loan is outstanding in whole or in part:

         5.1 Notices. Borrower covenants that it will promptly give written notice to Lender of:

                  (a) The occurrence of any Default or Event of Default, and the occurrence of any default under the provisions of any other loan agreement, security agreement or instrument of indebtedness to which Borrower is a defaulting party.

                  (b) Any litigation or proceedings affecting any of the Collateral, which, if adversely determined, might have a materially adverse effect upon the financial condition, business or operations of Borrower or the Collateral.

                  (c) Any dispute between Borrower and any governmental regulatory body, or other party which might materially affect the Collateral or the transactions contemplated by this Agreement or materially interferes with the normal business operation of Borrower.

                  (d) Any other event which might materially and adversely affect the Collateral.

         5.2 Compliance with Law; Maintenance of Existence and Properties. Borrower covenants that Borrower will pay all of its respective obligations and liabilities when due, including (without limitation) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any property belonging to it, and maintain appropriate reserves for the accrual of the same in accordance with generally accepted accounting principles; provided, however, that (unless and until an event of default under any of the Loan Documentation) nothing in this subsection 5.2 shall require Borrower to observe or conform to any requirement of a governmental authority, or to pay any obligation or liability, so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently prosecuted.

         5.3 Right to Inspect. Borrower will permit any person designated in writing by Lender to inspect any of the books and records and operations of Borrower and to discuss the affairs, finances and accounts of Borrower, all at such reasonably times and as often as Lender may reasonably request, upon prior notice to and subject to any reasonable conditions imposed by Borrower as to confidentiality and trade secrets. As long as no Default shall have occurred and be continuing, such visits, inspections and discussions shall be at Lender' expense and risk.

SECTION 6.        CONVERSION RIGHTS OF LENDER.

         6.1 Conversion Events. Upon the occurrence of any of the following events ("Conversion Events"), at the option of Lender, Lender shall have the right to immediately demand payment in full of the Note, including interest and fees as applicable, or to convert the amount then owing on the Note to newly issued common stock of Borrower:

                  (a) Lender has exercised its option to purchase all outstanding shares of Borrower from InMedica and Chi Lin pursuant to the terms of the Development Agreement but shall not have closed on such purchase.

                  (b) InMedica has exercised its right to purchase from Lender all outstanding shares of Borrower owned by Lender pursuant to the terms of the Development Agreement, which shares to be purchased by InMedica shall include all shares acquired by Lender pursuant to exercise of its conversion rights as set forth herein.

                  (c) A third party enters into an agreement to purchase all outstanding shares of Borrower from Lender, InMedica and Chi Lin, which shares to be purchased shall include all shares acquired by Lender pursuant to exercise of its conversion rights as set forth herein.

                  (d) The occurrence of an uncured Event of Default as described in Section 7.1 subsections (c) through (i) .

         6.2 Conversion  Price. In the event that any of the events described in
Section 6.1 occur and Lender elects to convert the outstanding Note balance to shares of Borrower common stock as provided therein, the terms of conversion (the "Conversion Price") shall be as follows:

                  (a)  The  first   $40,000   owing  under  the  Note  shall  be
         convertible at a conversion price of $1.00 per share.

                  (b) All amounts owing under the Note above $40,000 up to $80,000 shall be convertible at a conversion price of $1.50 per share.

                  (c) All amounts owing under the Note in excess of $80,000 shall be convertible at a conversion price of $ 2.00 per share.


SECTION 7.        EVENTS OF DEFAULT

         7.1 Events of Default Defined. If any of the following events (herein called "Events of Default") shall occur and shall not have been remedied after giving thirty (30) days written notice to Borrower (except that said thirty (30) day written notice is not required for the Events of Default set out in subparagraphs (a), (g) and (h)):

                  (a)  Failure to pay any  amounts due under the Note within ten
         (10) days after written notice from Lender to Borrower that any such sums have not been paid, including failure to pay the Note in full on or before the Termination Date. Provided, that Lender, at its sole option, may extend the Termination Date.

                  (b) Occurrence of a Conversion Event as described in Article VI and failure by Borrower to perform its obligations provided therein within ten (10) days after written notice from Lender to Borrower.

                  (c) Default by Borrower in the observance or performance of any of the covenants or agreements contained in Section 5 of this Agreement, and the continuation of the same unremedied for a period of thirty (30) days after notice thereof shall have been given to Borrower by Lender, provided, however, that if any such event is something which may not be cured within thirty (30) days, there shall be no event of default if Borrower commence action to remedy such event within thirty
         (30) days, and continues to proceed diligently and in good faith to remedy such event;

                  (d) Default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Documentation and the continuance of the same unremedied for a period of thirty (30) days after notice thereof shall have been given to Borrower by Lender;

                  (e) Any of the Loan Documentation under this Agreement shall, except with the prior consent of Lender, for any reason cease to be in full force and effect;

                  (f) Filing by Borrower of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Act, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any action by Borrower indicating their consent to, approval of, or acquiescence in, any such petition or proceeding; the application by Borrower or the appointment by consent or acquiescence of, a receiver or trustee of Borrower for all or a substantial part of their property; the making by Borrower or Dalebout of an assignment for the benefit of creditors; the admission of Borrower in writing of its inability to pay their debts as they mature;

                  (g) Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Act, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee of Borrower or for all or a substantial part of their property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged;

                  (h) All or any substantial part of the property of Borrower shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency without just compensation or payment of value therefor and shall be retained for a period of thirty (30) days such that, in the reasonable estimation of Lender, a substantial impairment of the Collateral results;

                  (i) The issuance of a writ of attachment, or execution or garnishment or warrant of distraint against all or any substantial part of the Collateral which continues unstayed and unreleased for a period of sixty (60) days;


Then, and in any such event, Lender may, by notice of default given to Borrower;
(1) terminate  forthwith the Borrower's rights under the Loan Agreement;  and/or
(2) declare the Notes outstanding hereunder to be forthwith due and payable, whereupon the principal amount of the outstanding Notes together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and/or (3) proceed to enforce any of its remedies under the Loan Documentation, including this Agreement, and the Security Agreement.

         All parties hereto do agree that this Loan Agreement is entered into along with the other Documents including the Notes and the Security Agreement, and further, all parties hereto do acknowledge that a default under any one of the above documents including the Documents constitutes an event of default under all of the other Documents including those listed above and this Agreement.

         7.2      Remedies.  Lender shall have the following remedies:

                  (a) Upon Default by Borrower in any of the covenants or agreements contained in the Loan Documentation providing for the payment of taxes, or other liens or encumbrances relating to the Collateral, Lender may, in its sole discretion and for its account (1) pay and discharge any taxes, liens or encumbrances on the Collateral, and (2) take any other steps they may deem necessary to protect its security interest in the Collateral. All sums advanced or paid by Lender for such purposes shall be payable by Borrower to Lender on demand, as borrowings from Lender under this Agreement, and shall be part of the Obligations.

                  (b) If an Event of Default set forth in Subsections 7.1 (a) above shall occur and be continuing, Lender's remedy shall be limited to collection of amounts due under the Collateral. Borrower agrees that in such event Lender shall have, to the extent permitted by applicable law, the right to send notice to any and all parties who may be obligated to pay Borrower any consideration for the commercial use of the Hematocrit Technology, to advise such parties that Lender claims a security interest in proceeds to be paid Borrower for any commercial use of the Hematocrit Technology. The proceeds of the Collateral shall be applied to the satisfaction of the Obligations then due and only after such application of the proceeds and the payment of any other amounts required by applicable law shall Lender pay any surplus proceeds to Borrower. Borrower agrees that if any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the mails, first class postage prepaid, addressed as provided in
         Section 8.1 of this Agreement.

                  (c) If an Event of Default set forth in Subsections 7.1 (b) through (i) above shall occur and be continuing, Lender may declare the Obligations to be immediately due and payable, whereupon all the
         Obligations (and any Notes evidencing the same) shall become immediately due and payable, without presentment, demand, protest or other notice of any kind and Lender may exercise all remedies available at law. Without limiting the generality of the foregoing, Borrower agrees that in such event Lender shall have, to the extent permitted by applicable law, the right to send notice to any and all parties who may be obligated to pay Borrower any consideration for the commercial use of the Hematocrit Technology, to advise such parties that Lender claims a security interest in proceeds to be paid Borrower for any commercial use of the Hematocrit Technology. The proceeds of the Collateral shall be applied to the satisfaction of the Obligations then due and only after such application of the proceeds and the payment of any other amounts required by applicable law shall Lender pay any surplus proceeds to Borrower. Borrower agrees that if any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the mails, first class postage prepaid, addressed as provided in
         Section 8.1 of this Agreement.

                  (d) Borrower hereby waives presentment, demand, protest or any notice of any kind in connection with the Note.

         7.3 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.        MISCELLANEOUS

         8.1 Notices. Any Notice will be deemed effective on the date such Notice is placed, first class postage prepaid, in the U.S. Mail, addressed to the party to which Notice is being given, as follows:

                  Borrower:                 Microcor, Inc.
                                            825 North 300 West, #420
                                            Salt Lake City, Utah 84103-1414

                  Lender:                   Wescor, Inc.
                                            459 South Main
                                            Logan, Utah 84321

                  With a copy to:           Charles R. Brown
                                            Clyde Snow Sessions & Swenson
                                            201 So. Main, Suite 1300
                                            Salt Lake City, Utah 84111

         8.2 Successors and Assigns. This agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that neither party may assign or transfer its rights hereunder without the prior written consent of the other.

         8.3 Construction. This Agreement, the Notes and all documents and instruments associated herewith shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah and Borrower does hereby irrevocably consent to the jurisdiction of any Utah court of competent jurisdiction for the purposes of enforcement of and the seeking of any remedy pursuant to this Agreement and any of the Loan Documentation including, but not limited to the Security Agreement.

         8.4      Time is of Essence.  Time is of the essence hereof.

            8.5 Attorney's Fees. In the event any action or proceeding is brought by any party against any other party under this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs in such amount as the court may adjudge reasonable.

         8.6 Provisions Hereof Separable. Any provision of this Agreement, the Notes, or other documents associated herewith, which may be found to be invalid, shall be deemed separable and shall not invalidate the remainder of the provisions provided the essential purposes of said documents are not impaired..

         8.7 Other Agreements. All agreements and other documents to be supplied to Lender hereunder, shall be in such form and substance, and Borrower agrees to execute and deliver such other and further agreements and documents, and to provide such other information and documentation, as Lender may reasonably require and in such form and substance as Lender may reasonably require.

         8.8 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

         8.9 Amendment. This Agreement shall be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof and fully and finally to set forth the entire agreement between them. This Agreement may not be amended or modified except in a writing, signed by Borrower and Lender.

         8.10 Miscellaneous. Any requests made or consent given hereunder at any time by the then holder of any Note shall be binding on any transferee of such Note. The singular of any term used in this Agreement or in any of the Loan Documents shall include the plural as appropriate.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

                             BORROWER:

                             Microcor, Inc.,
                             a Utah Corporation


                             By: __/s/__Wayne K Barlow_________________
                             Its: _President___________________________

                             LENDER:

                             Wescor, Inc., a Utah Corporation


                             By: __/s/_Janice Wallentine______________
                             Its: _CFO________________________________